Exhibit 99.1

Emerson College becomes latest NCAA program to partner with Connexa Sports, becoming a PlaySight ‘SmartSchool’ with full athletic department integration

The Lions will utilize PlaySight live streaming and performance video across 12 teams; Connexa Sports now works with over 140 NCAA athletic programs

BALTIMORE – JUNE 21th, 2022 – Connexa Sports Technologies Inc. (Nasdaq: CNXA) (www.connexasports.com) is pleased to announce that its wholly owned subsidiary, PlaySight Interactive (www.playsight.com) has signed a technology partnership agreement with the athletic department at Emerson College, a private college with its main campus located in Boston, MA. The Lions student-athletes and coaches will soon have access to PlaySight’s fixed and portable connected camera platform, widely used throughout the NCAA as well as high school and professional sports as the standard in sports video.

PlaySight is installing its technology at both indoor and outdoor facilities on Emerson’s campus, and its portable GO technology will be used for other fields as well to broadcast and capture video from road games and away matches. The Lions join Springfield College as PlaySight-powered programs in the New England Women’s and Men’s Athletic Conference (NEWMAC) and are the latest Boston-area D3 program to partner up with PlaySight, following in the footsteps of Emmanuel, Suffolk and Tufts.

Matt Horan, Emerson’s Interim Director of Athletic Communications, was integral in bringing PlaySight to the program. “Emerson decided to make the investment in PlaySight for many different reasons. For one, the streaming capability will allow fans and families of student-athletes who can’t attend games to get a great viewing experience from home. PlaySight also offers a great mobile solution for our teams who host games off campus. This way we are getting coverage of all our competitions whether they are on campus or at a separate location.”

In his role as Sports Information Director, Horan is well-versed in the needs of today’s college athlete, coach and fan from a video standpoint. “I am excited for the streaming process provided by PlaySight. Game days can be stressful and having PlaySight’s streaming service will make streaming of all our athletic events much easier. I’m excited to give the fans/parents who can’t attend games a great viewing experience.”

Bill Curley, Emerson’s Men’s Basketball Head Coach, former NBA player and McDonald’s All-American, is looking forward to the video enhancements that PlaySight offers his program. “We have a unique gymnasium and the ability to use the PlaySight SmartTracking system to track the action will not only free coaches up to spend more time analyzing the game, but it will provide our viewers with a great broadcasting experience during our games.”

Beyond the live streaming and broadcast benefits, PlaySight enables programs to capture video from multiple, synced angles, for pro-level breakdown capabilities. “Video doesn’t lie and the ability to give instant feedback on an iPad with PlaySight’s replay system is priceless,” continued Curley.

“As an alum and former coach at Emerson College, I am thrilled that the athletic department chose PlaySight as their broadcasting and video partner. I know this would have certainly made my life easier back then and I can’t wait to watch the Lions compete live next season on the PlaySight Sports Network,” said PlaySight’s Director of Sales Matt Gibson.

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About Connexa Sports Technologies:

Connexa Sports a leading connected sports company delivering products, technologies, and services across the ‘Watch, Play, Learn’ commercial and subscription-as-a-service activities in sports. Digital disruption is restructuring how sports are enjoyed, consumed, and monetized, and Connexa Sports is well positioned to capitalize on this with its portfolio of brands: Slinger, PlaySight Interactive, Gameface.AI and Foundation Tennis.

With over one million users across its platform, Connexa’s mission is to reimagine sports through technological innovation and an unwavering focus on today’s sports consumer.

Contact Information:

investors@connexasports.com

(443) 407-7564

www.connexasports.com

Forward-Looking Statements

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